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               Exhibit 99-B.10:  Consent of Independent Auditors

                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account B:


We consent to the use of our report dated February 2, 2001, relating to the financial statements of the Aetna Variable Annuity Account B and our report dated March 27, 2001, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are incorporated by reference in this Amendment no. 16 to Registration Statement on Form N-4 (File
No. 33-75998) and to the references to our firm under the headings Condensed Financial Information in the Prospectus and Independent Auditors in the SAI.


                                                                /s/ KPMG LLP

Hartford, Connecticut
June 29, 2001